UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

HealthLynked Corp.

(Exact name of registrant as specified in charter)

Nevada	000-55768	47-1634127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 Creekside Parkway, Suite 302, Naples FL 34108

(Address of principal executive offices)

(800) 928-7144

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.01 Entry into a Material Definitive Agreement.

The information under Item 3.02 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 3.02 below is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On September 19, 2024, HealthLynked Corp., a Nevada corporation (the “Company”) issued and sold ten separate senior secured convertible promissory note in the aggregate principal amount of $900,000 (the “Notes”) and issued a warrant to purchase 9,259,258 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Warrant”) to the Mary S. Dent Gifting Trust (the “Purchaser”) pursuant to a note and warrant purchase agreement between the Company and the Purchaser dated September 19, 2024 (the “Purchase Agreement”). The Purchaser is controlled by the Chief Executive Officer and Chairman of the Company, Dr. Michael Dent. The Company’s obligations under the Note are secured by a first priority lien on all of the assets of the Company pursuant to that certain security agreement between the Company and the Purchaser dated September 19, 2024 (the “Security Agreement”).

The Notes were issued with an original issue discount of 5%, resulting in net proceeds to the Company of $855,000, which was advanced to the Company in installments between July 10, 2024 and September 10, 2024 as follows:

		Cash			Original
	Note	Advance	Maturity	Amount	Issue	Note
Note #	Date	Date	Date	Advanced	Discount	Principal
1	09/18/24	07/10/24	01/10/25	$35,000.00	$1,842.11	$36,842.11
2	09/18/24	07/16/24	01/16/25	10,000.00	526.32	10,526.32
3	09/18/24	07/16/24	01/16/25	70,000.00	3,684.21	73,684.21
4	09/18/24	07/19/24	01/19/25	20,000.00	1,052.63	21,052.63
5	09/18/24	07/30/24	01/30/25	100,000.00	5,263.16	105,263.16
6	09/18/24	08/14/24	02/14/25	120,000.00	6,315.79	126,315.79
7	09/18/24	08/20/24	02/20/25	100,000.00	5,263.16	105,263.16
8	09/18/24	08/28/24	02/28/25	50,000.00	2,631.58	52,631.58
9	09/18/24	09/04/24	03/04/25	150,000.00	7,894.74	157,894.74
10	09/18/24	09/10/24	03/10/25	200,000.00	10,526.32	210,526.32
Total				$855,000.00	$45,000.02	$900,000.02

Each of the Notes matures six months from the date for which the cash advance underlying the individual Note was made (the “Maturity Date”), as shown in the table above. Proceeds from the Notes have been and will be used for working capital and other general corporate purposes. The Notes accrue interest at a rate of 12% per annum. However, such rate shall increase to an annual rate of 18% per annum for so long as any Event of Default (as defined in the Notes) remains uncured.

The Notes are convertible into shares of Common Stock at the option of the Purchaser prior to the Maturity Date. The Notes are subject to mandatory conversion upon the occurrence of a Qualified Equity Financing (as defined in the Note) or upon the Maturity Date of each of the Notes. The conversion price per share of Common Stock under each of the Notes is $0.0486.

The Warrant has an exercise price of $0.0486 per share and a term of 10 years. The Warrant is exercisable for cash at any time. The Purchase Agreement and the Security Agreement contain customary representations, warranties, and covenants of the Company and Purchaser as detailed therein.

The Notes and the Warrant were issued to the Purchaser, an accredited investor, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Purchaser in the Purchase Agreement. The Notes and the Warrant, and any shares issuable upon conversion of the Note and exercise of the Warrant, have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

The foregoing description of the issuance and sale of the Notes and Warrant to the Purchaser is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, Security Agreement, Warrant, and each of the Notes, which are filed herewith as Exhibits 10.1, 10.2, 4.1, and 10.3 to 10.12, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description
4.1	Common Stock Purchase Warrant dated September 19, 2024
10.1	Notes and Warrant Purchase Agreement, by and among the Company and the Purchaser, dated June 3, 2024
10.2	Security Agreement, by and among the Company and the Purchaser, dated September 19, 2024
10.3	Senior Secured Convertible Promissory Note 1 dated September 19, 2024
10.4	Senior Secured Convertible Promissory Note 2 dated September 19, 2024
10.5	Senior Secured Convertible Promissory Note 3 dated September 19, 2024
10.6	Senior Secured Convertible Promissory Note 4 dated September 19, 2024
10.7	Senior Secured Convertible Promissory Note 5 dated September 19, 2024
10.8	Senior Secured Convertible Promissory Note 6 dated September 19, 2024
10.9	Senior Secured Convertible Promissory Note 7 dated September 19, 2024
10.10	Senior Secured Convertible Promissory Note 8 dated September 19, 2024
10.11	Senior Secured Convertible Promissory Note 9 dated September 19, 2024
10.12	Senior Secured Convertible Promissory Note 10 dated September 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHLYNKED CORP.

Date: September 24, 2024	/s/ David Rosal
David Rosal
Chief Financial Officer

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